Exhibit 99.1
Ellington Financial Inc. Reports Second Quarter 2026 Results
OLD GREENWICH, Connecticut—August 6, 2026
Ellington Financial Inc. (NYSE: EFC) ("we") today reported financial results for the quarter ended June 30, 2026.
Highlights
•Net income attributable to common stockholders of $54.4 million, or $0.43 per common share, including unallocated Corporate/Other income and expense items.
◦$74.2 million, or $0.59 per common share, from the investment portfolio segment.
◦$30.2 million, or $0.24 per common share, from Longbridge segment.
•Adjusted Distributable Earnings1 of $75.5 million, or $0.60 per common share, including unallocated Corporate/Other income and expense items.
◦$75.7 million, or $0.60 per common share, from the investment portfolio segment.
◦$28.9 million, or $0.23 per common share, from Longbridge segment.
•Book value per common share of $13.61 as of June 30, 2026, including the effects of dividends of $0.39 per common share for the quarter.
•Recourse debt-to-equity ratio2 of 1.9:1 as of June 30, 2026. Including all recourse and non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 9.2:12.
◦29% of total recourse borrowings2 are long-term and non-mark-to-market
◦17% of total recourse borrowings2 are unsecured
◦Weighted average remaining term of repo borrowings2 is 9.3 months
•Total unencumbered assets3 of $1.86 billion, consisting of cash and cash equivalents of $247.5 million and other unencumbered assets of $1.61 billion as of June 30, 2026.
Second Quarter 2026 Results
"Ellington Financial delivered another standout quarter, with continued book value growth and adjusted distributable earnings well in excess of our dividends, reflecting the strength and increasing momentum of our platform," said Laurence Penn, Chief Executive Officer and President.
"Our second quarter results reflected positive trends that have steadily built over recent quarters. Credit performance remained strong across our loan portfolios, while our stable, flexible funding profile and expanding securitization platform further enhanced our balance sheet. Longbridge once again delivered exceptional performance, demonstrating the advantages of our vertically integrated reverse mortgage platform. Meanwhile, our other loan origination partners delivered solid results, and a growing pipeline of high-yielding, high-quality loans across our sourcing channels continued to provide attractive portfolio investments.
"Together, these factors drove strong performance throughout the first half of 2026, during which we generated an annualized economic return of 20%, increased book value per share by $0.45, and generated ADE of $1.15, comfortably covering dividends of $0.78.
"Looking ahead, we believe that our competitive advantages position us to sustain our momentum while generating attractive risk-adjusted returns for our shareholders, consistent with the prudent risk management that has long defined Ellington Financial."
1 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
2 Excludes borrowings collateralized by U.S. Treasury securities.
3 Total unencumbered assets is calculated in accordance with the definition of "Consolidated Unencumbered Assets" set forth in the indenture governing our 7.375% Senior Notes due September 30, 2030.

Financial Results
Investment Portfolio Segment
The investment portfolio segment generated net income attributable to common stockholders of $74.2 million in the second quarter.
The total adjusted long portfolio4 increased by approximately 1% sequentially, to $4.50 billion as of June 30, 2026. Growth in our residential transition loan and commercial mortgage bridge loan portfolios, as well as retained RMBS, more than offset the impact of continued securitization activity.
Key Highlights5:
•Net interest income increased significantly quarter over quarter. Earnings from unconsolidated entities remained strong, while gains on hedges more than offset net realized and unrealized losses.
•Excellent performance across most of the portfolio, led by our residential credit strategies — including non-QM loans, Agency-eligible loans, residential transition loan retained tranches, closed-end second lien retained tranches, non-Agency RMBS, and forward MSR-related investments — as well as CLOs, corporate debt and equity, and equity investments in loan originators. Weaker results in CMBS, residential REO, and other loans and ABS.
•Strong credit performance across our loan businesses, including continued low life-to-date realized credit losses in both our residential and commercial loan portfolios.
During the quarter, the net interest margin6 on our investment portfolio declined slightly to 3.36% from 3.37%, as slightly higher asset yields were more than offset by slightly higher funding costs. We continued to benefit from positive carry on our interest rate swap hedges, driven by our interest rate swaps where our weighted average receive rate exceeded our weighted average pay rate, although this benefit moderated quarter over quarter.
Longbridge Segment
The Longbridge segment reported net income attributable to common stockholders of $30.2 million. Longbridge originated $589.7 million of loans during the quarter, up 38% from the same period in 2025. We also completed two proprietary reverse mortgage loan securitizations, and the loans securitized more than offset portfolio growth, resulting in a 7% sequential decline in the net Longbridge portfolio4 to $649.3 million as of June 30, 2026.
Key Highlights5:
•Strong contribution from originations, supported by net gains related to two proprietary reverse mortgage loan securitizations completed during the quarter, and continued robust origination volumes and margins.
•Positive contribution from servicing, reflecting strong tail securitization executions and steady base servicing net income.
•Net gains on enterprise interest rate hedges intended to mitigate the potential impact of higher interest rates on origination profits.
•Longbridge's HMBS market share reached a new high of 29% for the quarter, ranking it as the #2 issuer in the market, according to Bloomberg.
Corporate/Other Summary
The net loss in Corporate/Other increased quarter over quarter, as a substantial unrealized loss on our unsecured debt more than offset a significantly lower incentive fee accrual. The primary driver of the unrealized loss on our unsecured debt was credit spread tightening, which reversed much of the credit spread widening experienced in the first quarter, and which was partially offset by the impact of higher interest rates. Higher interest rates also led to losses on the fixed receiver interest rate swaps used to hedge the fixed payments on our unsecured notes and preferred equity.
4 Excludes non-retained tranches of consolidated securitization trusts.
5 Sector-level results include associated financing costs and hedging gains/losses, where applicable.
6 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

Investment Portfolio(1)
The following table summarizes our long investment portfolio holdings as of June 30, 2026 and March 31, 2026:

	June 30, 2026		March 31, 2026(2)
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
Agency-eligible residential mortgage loans and retained RMBS(6)(8)	$183,466	3.1%	$313,537	5.3%
Agency Pass-throughs	189,747	3.2%	197,315	3.3%
CLOs	89,251	1.5%	97,108	1.6%
CMBS	22,713	0.4%	28,883	0.5%
Commercial mortgage loans(3)(5)	836,662	14.1%	776,588	13.1%
Consumer loans and ABS backed by consumer loans(6)	149,924	2.5%	149,151	2.5%
Corporate debt and equity and corporate loans	42,158	0.7%	33,378	0.6%
Debt and equity investments in loan origination-related entities(7)	97,313	1.6%	100,589	1.7%
Forward MSR-related investments	75,901	1.3%	72,824	1.2%
Home equity line of credit and closed-end second lien loans and retained RMBS(6)(8)	301,369	5.1%	357,385	6.0%
Non-QM loans and retained RMBS(3)(6)(8)	2,686,668	45.3%	2,667,157	44.8%
Other RMBS and interest-only strips	118,041	2.0%	110,603	1.9%
Residential transition loans and other residential mortgage loans(3)(4)	996,413	16.8%	905,583	15.2%
Other investments(9)(10)	74,118	1.3%	79,398	1.3%
Non-Dollar denominated:
CLOs	11,803	0.2%	11,983	0.2%
RMBS(11)	27,631	0.5%	21,737	0.4%
Other residential mortgage loans	24,737	0.4%	25,707	0.4%
Total long investment portfolio	$5,927,915	100.0%	$5,948,926	100.0%
Adjustments:
Less: Non-retained tranches of consolidated securitization trusts	1,432,634		1,480,798
Total adjusted long investment portfolio	$4,495,281		$4,468,128
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Conformed to current period presentation.
(3)Includes related REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Other residential mortgage loans include secondary market purchases of non-performing and re-performing mortgage loans.
(5)Includes equity investments in unconsolidated entities holding commercial mortgage loans and REO and corporate loans secured by commercial mortgage loans. Such amounts represent the fair value of the underlying commercial mortgage loans net of the financing liabilities of the unconsolidated entity. The aggregate gross fair value of commercial mortgage loans held by us and our respective portion of the loans held by such unconsolidated entities was $1.03 billion and $958.5 million, as of June 30, 2026 and March 31, 2026, respectively.
(6)Includes equity investments in securitization-related vehicles.
(7)Includes corporate loans made to certain loan origination entities in which we hold an equity investment.
(8)Retained RMBS represents RMBS issued by non-consolidated Ellington-sponsored loan securitization trusts, and interests in entities holding such RMBS.
(9)Includes equity investment in Ellington affiliate.
(10)Includes equity investment in an unconsolidated entity which purchases certain other loans for eventual securitization.
(11)Includes loans to entities which purchase residential mortgage loans for eventual securitization.

Longbridge Portfolio
Longbridge originates reverse mortgage loans, including (i) home equity conversion mortgage loans, or "HECMs," which are insured by the FHA, and (ii) "proprietary reverse mortgage loans," which are not FHA-insured. HECMs are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP. We have securitized certain proprietary reverse mortgage loans originated by Longbridge and have retained certain related securitization tranches in compliance with credit risk retention rules. Longbridge has typically retained the MSRs associated with the loans it has originated. Longbridge also originates home equity lines of credit, or "HELOCs," designed for homeowners aged 62 or older.
The following table summarizes loan-related assets(1) in the Longbridge segment as of June 30, 2026 and March 31, 2026:

	June 30, 2026	March 31, 2026(2)
	(In thousands)
HMBS assets(3)(6)	$11,184,939	$10,893,878
Less: HMBS liabilities	(11,057,752)	(10,765,668)
HMBS MSR(4)	127,187	128,210
Unsecuritized HECM loans(5)(6)	178,139	178,562
Proprietary reverse mortgage loans(7)	2,299,122	1,974,539
Reverse MSRs	30,040	30,192
Total	2,634,488	2,311,503
Less: Non-retained tranches of consolidated securitization trusts	1,985,145	1,616,404
Total, excluding non-retained tranches of consolidated securitization trusts	$649,343	$695,099
(1)This information does not include financial derivatives or loan commitments.
(2)Conformed to current period presentation.
(3)Includes HECM loans, related REO, and claims or other receivables.
(4)When Longbridge pools HECM loans into HMBS, such transfers do not qualify as sales under U.S. GAAP, and as a result, such transactions are treated as secured borrowings on our Consolidated Balance Sheet; the pooled HECM loans are included in Loans, at fair value, and the related liabilities are reflected as HMBS-related obligations, at fair value. After pooling the HECM loans into HMBS, Longbridge retains the mortgage servicing rights associated with such HECM loans (the "HMBS MSR").
(5)As of June 30, 2026, includes $26.9 million of active HECM buyout loans, $21.3 million of inactive HECM buyout loans, $7.5 million of other inactive HECM loans, and $5.0 million of REO. As of March 31, 2026, includes $21.7 million of active HECM buyout loans, $19.9 million of inactive HECM buyout loans, $6.6 million of other inactive HECM loans, and $5.7 million of REO.
(6)Includes REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(7)As of June 30, 2026, includes $2.0 billion of securitized proprietary reverse mortgage loans and related REO, $30.5 million of cash held in a securitization reserve fund, and $30.8 million of investment related receivables. As of March 31, 2026, includes $1.6 billion of securitized proprietary reverse mortgage loans and related REO, $26.2 million of cash held in a securitization reserve fund, and $13.9 million of investment related receivables.
The following table summarizes Longbridge's origination volumes by product and channel for the three-month periods ended June 30, 2026 and March 31, 2026:

($ In thousands)	June 30, 2026			March 31, 2026
	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
HECM loans
Wholesale and correspondent	1,399	$199,505	34%	1,230	$177,122	34%
Retail	583	73,992	12%	513	62,222	12%
Total HECM loans	1,982	273,497	46%	1,743	239,344	46%
Proprietary reverse mortgage loans(2)
Wholesale and correspondent	439	228,308	39%	347	184,575	36%
Retail	234	87,849	15%	230	91,455	18%
Total proprietary reverse mortgage loans	673	$316,157	54%	577	276,030	54%
Total	2,655	$589,654	100%	2,320	$515,374	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
(2)Includes HELOCs.

In accordance with U.S. GAAP, HECM loans remain on our balance sheet after securitization. The carrying value of the HMBS assets net of the HMBS liabilities, approximates the value of the HMBS MSR. The following table presents a rollforward of the HMBS MSR for the three-month periods ended June 30, 2026 and March 31, 2026:

	Three-Month Period Ended
(In thousands)	June 30, 2026	March 31, 2026
Beginning balance	$128,210	$118,320
Originations	10,930	8,561
Change in fair value due to:
Runoff	(9,702)	(9,048)
Change in valuation inputs and assumptions	(2,251)	10,377
Ending balance	$127,187	$128,210
The following table presents the net profit (loss) related to the HMBS MSR, as discussed above, for the three-month periods ended June 30, 2026 and March 31, 2026:

	Three-Month Period Ended
(In thousands)	June 30, 2026	March 31, 2026
Net servicing revenue	$14,956	$13,866
Change in fair value due to:
Runoff	(9,702)	(9,048)
Change in valuation inputs and assumptions	(2,251)	10,377
Gains (losses) on associated hedges	2,812	3,684
Net profit (loss)	$5,815	$18,879
The following table presents a rollforward of our purchased MSRs and MSRs retained on certain proprietary reverse mortgage loans, which are reported on our Condensed Consolidated Balance Sheet as Mortgage servicing rights, at fair value, for the three-month periods ended June 30, 2026 and March 31, 2026:

	Three-Month Period Ended
(In thousands)	June 30, 2026	March 31, 2026
Beginning balance	$30,192	$28,913
Change in fair value due to:
Runoff	(153)	(159)
Change in valuation inputs and assumptions	1	1,438
Ending balance	$30,040	$30,192
The following table presents the net profit (loss) on our MSRs, as discussed above, for the three-month periods ended June 30, 2026 and March 31, 2026:

	Three-Month Period Ended
(In thousands)	June 30, 2026	March 31, 2026
Net servicing revenue	$1,804	$1,708
Change in fair value due to:
Runoff	(153)	(159)
Change in valuation inputs and assumptions	1	1,438
Gains (losses) on associated hedges	498	351
Net profit (loss)	$2,150	$3,338

Financing
Key Highlights:
•Recourse Debt-to-Equity Ratio, excluding borrowings collateralized by U.S. Treasury securities and adjusted for unsettled purchases and sales, was unchanged at 1.9:1 as of both June 30, 2026 and March 31, 2026, as higher repo borrowings were largely offset by growth in total equity.
•Overall Debt-to-Equity Ratio, excluding borrowings collateralized by U.S. Treasury securities and adjusted for unsettled purchases and sales, increased modestly to 9.2:1 as of June 30, 2026 from 9.0:1 as of March 31, 2026, primarily reflecting higher non-recourse borrowings associated with recent securitization activity.
The following table summarizes our outstanding borrowings and debt-to-equity ratios as of June 30, 2026 and March 31, 2026:

	June 30, 2026		March 31, 2026
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)	$3,984,015	2.0:1	$3,822,166	2.0:1
Non-recourse borrowings(3)	14,509,085	7.3:1	13,891,000	7.1:1
Total Borrowings	$18,493,100	9.2:1	$17,713,166	9.0:1
Total Equity	$1,999,436		$1,957,988
Recourse borrowings excluding borrowings collateralized by U.S. Treasury securities, adjusted for unsettled purchases and sales		1.9:1		1.9:1
Total borrowings excluding borrowings collateralized by U.S. Treasury securities, adjusted for unsettled purchases and sales		9.2:1		9.0:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).

Operating Results
The following table summarizes our operating results by segment for the three-month period ended June 30, 2026:

(In thousands except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Per Share
Interest income and other income(1)	$119,933	$53,350	$1,531	$174,814	$1.37
Interest expense	(52,643)	(30,667)	(11,226)	(94,536)	(0.74)
Realized gain (loss), net	(19,742)	(644)	—	(20,386)	(0.16)
Unrealized gain (loss), net	13,980	21,730	(16,318)	19,392	0.15
Net change from reverse mortgage loans and HMBS obligations	—	30,877	—	30,877	0.24
Earnings in unconsolidated entities	10,975	—	—	10,975	0.09
Interest rate hedges and other activity, net(2)	16,948	8,842	(4,600)	21,190	0.17
Credit hedges and other activities, net(3)	(6,227)	(1,990)	—	(8,217)	(0.06)
Income tax (expense) benefit	—	—	(52)	(52)	—
Investment and transaction related expenses	(6,964)	(19,637)	—	(26,601)	(0.21)
Other expenses	(3,353)	(31,613)	(14,455)	(49,421)	(0.39)
Net income (loss)	72,907	30,248	(45,120)	58,035	0.46
Dividends on preferred stock	—	—	(4,205)	(4,205)	(0.04)
Net (income) loss attributable to non-participating non-controlling interests	1,279	—	(4)	1,275	0.01
Net income (loss) attributable to common stockholders and participating non-controlling interests	74,186	30,248	(49,329)	55,105	0.43
Net (income) loss attributable to participating non-controlling interests	—	—	(702)	(702)	—
Net income (loss) attributable to common stockholders	$74,186	$30,248	$(50,031)	$54,403	$0.43
Net income (loss) attributable to common stockholders per share of common stock	$0.59	$0.24	$(0.40)	$0.43
Weighted average shares of common stock and convertible units(4) outstanding				127,259
Weighted average shares of common stock outstanding				125,637
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by segment for the three-month period ended March 31, 2026:

(In thousands except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Per Share
Interest income and other income(1)	$107,531	$63,111	$1,341	$171,983	$1.40
Interest expense	(45,954)	(27,157)	(11,391)	(84,502)	(0.69)
Realized gain (loss), net	11,781	276	—	12,057	0.10
Unrealized gain (loss), net	(32,529)	14,908	21,188	3,567	0.03
Net change from reverse mortgage loans and HMBS obligations	—	40,928	—	40,928	0.33
Earnings in unconsolidated entities	17,564	—	—	17,564	0.14
Interest rate hedges and other activity, net(2)	25,738	6,762	(5,696)	26,804	0.22
Credit hedges and other activities, net(3)	20	411	—	431	—
Income tax (expense) benefit	—	—	(966)	(966)	(0.01)
Investment and transaction related expenses	(4,027)	(15,800)	—	(19,827)	(0.16)
Other expenses	(2,574)	(25,964)	(32,008)	(60,546)	(0.49)
Net income (loss)	77,550	57,475	(27,532)	107,493	0.87
Dividends on preferred stock	—	—	(5,883)	(5,883)	(0.05)
Issuance costs of redeemed preferred stock	—	—	(3,966)	(3,966)	(0.03)
Net (income) loss attributable to non-participating non-controlling interests	(1,175)	—	(4)	(1,179)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	76,375	57,475	(37,385)	96,465	0.78
Net (income) loss attributable to participating non-controlling interests	—	—	(998)	(998)	—
Net income (loss) attributable to common stockholders	$76,375	$57,475	$(38,383)	$95,467	$0.78
Net income (loss) attributable to common stockholders per share of common stock	$0.63	$0.47	$(0.32)	$0.78
Weighted average shares of common stock and convertible units(4) outstanding				122,984
Weighted average shares of common stock outstanding				121,711
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income. Included in the Longbridge segment is also $17.0 million of litigation settlement income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Friday, August 7, 2026, to discuss our financial results for the quarter ended June 30, 2026. To participate in the event by telephone, please dial (800) 343-4136 at least 10 minutes prior to the start time and reference the conference ID EFCQ226. International callers should dial (203) 518-9843 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Friday, August 7, 2026, at approximately 2:00 p.m. Eastern Time through Friday, August 14, 2026 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 723-5759. International callers should dial (402) 220-2662. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2026	March 31, 2026	June 30, 2026
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$170,837	$149,503	$320,340
Interest expense	(98,551)	(88,249)	(186,800)
Total net interest income	72,286	61,254	133,540
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(13,104)	14,715	1,611
Realized gains (losses) on financial derivatives, net	4,987	19,172	24,159
Realized gains (losses) on real estate owned, net	(7,083)	(3,145)	(10,228)
Unrealized gains (losses) on securities and loans, net	15,948	(19,612)	(3,664)
Unrealized gains (losses) on financial derivatives, net	4,471	7,042	11,513
Unrealized gains (losses) on real estate owned, net	1,565	1,255	2,820
Unrealized gains (losses) on other secured borrowings, at fair value, net	10,216	6,993	17,209
Unrealized gains (losses) on unsecured borrowings, at fair value	(16,318)	21,188	4,870
Net change from HECM reverse mortgage loans, at fair value	152,018	235,035	387,053
Net change related to HMBS obligations, at fair value	(121,141)	(194,107)	(315,248)
Litigation settlement income	—	17,000	17,000
Other, net	19,289	4,478	23,767
Total other income (loss)	50,848	110,014	160,862
EXPENSES
Base management fee to affiliate, net of rebates	7,356	7,101	14,457
Incentive fee to affiliate	919	19,222	20,141
Investment and transaction related expenses:
Servicing expense	7,933	7,800	15,733
Debt issuance costs related to Other secured borrowings, at fair value	4,158	2,324	6,482
Other	14,510	9,703	24,213
Professional fees	2,917	3,634	6,551
Compensation and benefits	28,398	21,806	50,204
Other expenses	9,831	8,783	18,614
Total expenses	76,022	80,373	156,395
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	47,112	90,895	138,007
Income tax expense (benefit)	52	966	1,018
Earnings (losses) from investments in unconsolidated entities	10,975	17,564	28,539
Net Income (Loss)	58,035	107,493	165,528
Net Income (Loss) attributable to non-controlling interests	(573)	2,177	1,604
Dividends on preferred stock	4,205	5,883	10,088
Issuance costs of redeemed preferred stock	—	3,966	3,966
Net Income (Loss) Attributable to Common Stockholders	$54,403	$95,467	$149,870
Net Income (Loss) per Common Share:
Basic and Diluted	$0.43	$0.78	$1.21
Weighted average shares of common stock outstanding	125,637	121,711	123,685
Weighted average shares of common stock and convertible units outstanding	127,259	122,984	125,133

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025(1)
ASSETS
Cash and cash equivalents	$247,473	$163,224	$201,893
Restricted cash	42,373	28,296	136,297
Securities, at fair value	1,230,743	1,136,825	1,034,882
Loans, at fair value	17,874,430	17,393,161	16,640,647
Loan commitments, at fair value	10,191	10,207	9,124
Forward MSR-related investments, at fair value	75,901	72,824	77,852
Mortgage servicing rights, at fair value	30,040	30,192	28,913
Investments in unconsolidated entities, at fair value	402,259	349,722	312,421
Real estate owned	81,042	101,167	75,548
Financial derivatives–assets, at fair value	174,889	152,834	142,723
Reverse repurchase agreements	577,691	487,333	453,037
Due from brokers	59,396	39,708	35,919
Investment related receivables	190,166	239,406	177,208
Other assets	32,953	28,197	26,446
Total Assets	$21,029,547	$20,233,096	$19,352,910
LIABILITIES
Securities sold short, at fair value	$252,118	$297,231	$272,702
Repurchase agreements	3,064,277	2,894,972	2,655,444
Financial derivatives–liabilities, at fair value	80,793	47,374	53,073
Due to brokers	59,791	65,024	48,104
Investment related payables	40,721	55,441	36,092
Other secured borrowings	256,988	264,444	296,398
Other secured borrowings, at fair value	3,451,333	3,125,332	2,945,578
HMBS-related obligations, at fair value	11,057,752	10,765,668	10,406,332
Unsecured borrowings, at fair value	654,962	638,644	659,832
Base management fee payable to affiliate	7,355	7,101	6,869
Incentive fee payable to affiliate	920	19,222	—
Dividends payable	19,491	19,108	19,428
Interest payable	25,680	17,666	26,798
Accrued expenses and other liabilities	57,930	57,881	55,105
Total Liabilities	19,030,111	18,275,108	17,481,755
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 9,200,089, 9,200,089, and 13,800,089 shares issued and outstanding, and $230,002, $230,002, and $345,002 aggregate liquidation preference, respectively	220,924	220,924	331,958
Common stock, par value $0.001 per share, 300,000,000 shares authorized, respectively; 127,593,315, 124,649,023 and 113,138,860 shares issued and outstanding, respectively(2)	128	125	113
Additional paid-in-capital	2,106,033	2,065,197	1,915,152
Retained earnings (accumulated deficit)	(360,933)	(366,110)	(412,964)
Total Stockholders' Equity	1,966,152	1,920,136	1,834,259
Non-controlling interests	33,284	37,852	36,896
Total Equity	1,999,436	1,957,988	1,871,155
TOTAL LIABILITIES AND EQUITY	$21,029,547	$20,233,096	$19,352,910
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.61	$13.56	$13.16
(1)Derived from audited financial statements as of December 31, 2025.
(2)Common shares issued and outstanding at June 30, 2026 includes 2,782,358 shares of common stock issued under our ATM program during the three-month period ended June 30, 2026.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The incentive fee is calculated based on Adjusted Net Income, a measure defined in our management agreement, rather than on Adjusted Distributable Earnings. Adjusted Net Income takes into account realized and unrealized gains and losses from our investment portfolio, any extraordinary items and certain other items, all of which are excluded from Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. We also include in Adjusted Distributable Earnings, for all loans that we originate through Longbridge, any realized and unrealized gains (losses) on such loans up to the point of loan sale or securitization, net of sale or securitization costs; and any realized and unrealized gains (losses) on HECM buyout loans and REO related to Longbridge's servicing activities.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided (a) by our investment portfolio, after the effects of financial leverage, and (b) by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended June 30, 2026 and March 31, 2026, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	June 30, 2026				March 31, 2026
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$72,907	$30,248	$(45,120)	$58,035	$77,550	$57,475	$(27,532)	$107,493
Income tax expense (benefit)	—	—	52	52	—	—	966	966
Net income (loss) before income tax expense (benefit)	72,907	30,248	(45,068)	58,087	77,550	57,475	(26,566)	108,459
Adjustments:
Realized (gains) losses, net(1)	24,332	—	—	24,332	(19,398)	—	263	(19,135)
Unrealized (gains) losses, net(2)	(24,012)	14,888	20,123	10,999	20,247	12,158	(16,400)	16,005
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(3)	—	(1,971)	—	(1,971)	—	(15,822)	—	(15,822)
Incentive fee to affiliate	—	—	920	920	—	—	19,222	19,222
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	(207)	—	—	(207)	(21)	—	—	(21)
Adjustment related to consolidated proprietary reverse mortgage loan securitizations(4)	—	(15,233)	—	(15,233)	—	(12,690)	—	(12,690)
Non-capitalized transaction costs and other expense adjustments(5)	1,472	958	206	2,636	1,359	1,311	294	2,964
Litigation settlement income	—	—	—	—	—	(17,000)	—	(17,000)
(Earnings) losses from investments in unconsolidated entities	(10,975)	—	—	(10,975)	(17,564)	—	—	(17,564)
Adjusted distributable earnings from investments in unconsolidated entities(6)	12,623	—	—	12,623	9,584	—	—	9,584
Total Adjusted Distributable Earnings	$76,140	$28,890	$(23,819)	$81,211	$71,757	$25,432	$(23,187)	$74,002
Dividends on preferred stock	—	—	4,205	4,205	—	—	5,883	5,883
Adjusted Distributable Earnings attributable to non-controlling interests	483	—	975	1,458	928	—	695	1,623
Adjusted Distributable Earnings Attributable to Common Stockholders	$75,657	$28,890	$(28,999)	$75,548	$70,829	$25,432	$(29,765)	$66,496
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.60	$0.23	$(0.23)	$0.60	$0.58	$0.21	$(0.24)	$0.55
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of the HMBS MSR and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments (including interest rate swaps, futures, and short U.S. Treasury securities), which are components of realized and/or unrealized gains (losses) on financial derivatives, net, realized and/or unrealized gains (losses) on securities and loans, net, interest income, and interest expense on the Condensed Consolidated Statement of Operations.
(4)Represents the effect of replacing mortgage loan interest income (net of securitization debt expense) with interest income of the retained tranches.
(5)For the three-month period ended June 30, 2026, includes $1.1 million of other non-capitalized transaction costs and $1.5 million of non-cash equity compensation and depreciation expense and various other expenses. For the three-month period ended March 31, 2026, includes $1.3 million of other non-capitalized transaction costs, $1.2 million of non-cash equity compensation and depreciation expense, and $0.5 million of various other expenses.
(6)Includes the Company's proportionate share of net interest income, net loan origination income (expense), and operating expenses for certain investments in unconsolidated entities, including certain of its non-consolidated equity investments in loan originators that have been making (or are expected to make) distributions to the Company.